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April 10, 1997



Board of Directors
ThermaCell Techologies, Inc.


We consent to the use of our report dated January 15, 1997, on the financial statements of ThermaCell Technologies, Inc. in Form 10-KSB for the year ended November 30, 1996.


                                       Cherry, Bekaert & Holland, L.L.P.